Exhibit 3.1

                               CONSENT RESOLUTION

                               OF THE DIRECTOR OF

                        THE ENTERTAINMENT INTERNET, INC.


              Resolving to obtain shareholder approval of a form of
                Restated Articles of Incorporation and confirming
                   the obtaining of such shareholder approval

         Pursuant to applicable provisions of the Nevada Revised Statutes (NRS), the undersigned sole director of The Entertainment Internet, Inc., a Nevada corporation (hereinafter "Company"), hereby RESOLVES that the following corporate action be put to the shareholders in accordance with NRS ss. 78.320 entitled "Stockholders' meetings: Quorum; consent for actions taken without meeting..."

     1. For approval of the form of Restated Articles of Incorporation of the Company attached hereto and incorporated herein by reference, a form of Restated Articles which implements various amendments to the Articles of Incorporation as contemplated by a November 27, 2001 Order of U.S. Bankruptcy Court in and for the Central District of California, Los Angeles Division, Case No. LA 00-42737-EC, an Order which, among other things, (1) changes the capitalization of the Company by authorizing a one for three hundred (1-for-300) reverse split of the Company's then-issued and outstanding common capital shares; (2) eliminates all preferred shares and classes of stock such as the Series B Preferred Shares; and (3) cancels all common and preferred share conversion rights of any kind, including warrants, options and convertible debt then issued and outstanding. For further approval of the implementation of other general amendments to the Company's existing Articles of Incorporation as set forth in the form of Restated Articles of Incorporation attached hereto, including but not limited to an amendment to the Company's capitalization providing that the authorized number of common capital shares that the Company shall be authorized to issue is fifty million (50,000,000), par value one mill or $0.001 per share.



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     2.   For the election of Mr. Radd Berrett as the Company's only director until the next annual meeting or until his resignation is duly tendered and accepted by the Company.

         IN WITNESS WHEREOF, the undersigned director of The Entertainment Internet, Inc., a Nevada corporation, hereby certifies that the foregoing resolution was in fact submitted to various shareholders holding a majority of the Company's issued and outstanding shares and that the same was duly adopted, approved and ratified by such shareholders by written consent on the 14th day of February, 2002.

         DATED this 14th day of February, 2002.
                                                     s/ RADD C. BERRETT
                                                     --------------------------
                                                     Radd Berrett, Director





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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                        THE ENTERTAINMENT INTERNET, INC.

         The undersigned, being the Corporation's president and its sole director, for the purpose of restating in a single certificate, the entire text of the Corporation's Articles of Incorporation, all as authorized under Nevada Revised Statutes (NRS) 78.403, does hereby set forth the following Restated Articles of Incorporation as adopted and approved by a majority of the Corporation's issued and outstanding shares entitled to vote thereon. As contemplated in, or required by, NRS 78.403 1.(a), these Restated Articles of Incorporation are accompanied by a Resolution signed by the Corporation's president and sole director confirming that a majority of the Corporation's issued and outstanding shares approved and ratified these Restated Articles of Incorporation in their entirety:

                               ARTICLE ONE -- NAME

           The name of the corporation (hereinafter called the "Corporation") is "THE ENTERTAINMENT INTERNET, INC."

                    ARTICLE TWO -- REGISTERED AGENT/LOCATION

         The name of the corporation's resident agent in the State of Nevada is Incorp Services, Inc., and the street address of the said resident agent where process may be served on the Corporation is 1600 East Desert Inn Road, Suite 102, Las Vegas, Nevada 89109. The mailing address and the street address of the said resident agent are identical.

                         ARTICLE THREE -- CAPITALIZATION

         The number of shares the Corporation is authorized to issue is fifty million (50,000,000) common capital shares, having a par value of one mill or one tenth cent ($0.001) per share, and the Corporation is authorized to issue, and/or grant options and/or warrants to purchase, or otherwise acquire, shares of the common stock of the Corporation, upon such terms and for such consideration as the Board of Directors of the Corporation shall determine. All shares of stock of this Corporation shall be of the same class, namely, common capital shares, and shall have the same rights and preferences. Fully paid shares of stock of this Corporation shall not be subject to any further call or assessment. The Corporation shall have the right to purchase, take or otherwise acquire its own shares to the full extent permitted under Nevada law. On November 27, 2001, the Honorable Ellen Carroll, United States Bankruptcy Judge for the Central District of California, Los Angeles Division, Case No. LA 00-42737-EC, issued an order titled "Order Re Motion to Approve Sale of Property of the Estate Pursuant to 11 U.S.C. ss. 363." Pursuant to this Order, the Corporation was authorized (1) to change its capitalization by reverse splitting its then-issued and outstanding shares on the basis of 1-for-300 shares; (2) to cancel or eliminate all preferred shares of any class theretofore issued and outstanding, including any "Series B Preferred Shares"; and (3) to cancel and otherwise eliminate and extinguish all common and preferred conversion rights, if any, including warrants, options and convertible debt outstanding as of November 27, 2001.



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                       ARTICLE FOUR -- PRE-EMPTIVE RIGHTS

         The authorized and treasury stock of this Corporation may be issued at such time and upon such terms and conditions and for such consideration, as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire shares of common stock of this Corporation as contemplated in NRS ss. 78.267.

                         ARTICLE FIVE -- GOVERNING BOARD

         The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director." The number of members constituting the Board of Directors of the Corporation shall be at least one (1), and the name and address, either residence or business, of said member is as follows:

                       Name                           Address

                  Radd Berrett              3156 East Old Mill Circle
                                            Salt Lake City, Utah 84121

         The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the appointment of the remaining director(s).

                             ARTICLE SIX -- DURATION

         The Corporation shall have perpetual existence.

                 ARTICLE SEVEN -- ELIMINATING PERSONAL LIABILITY

         The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                        ARTICLE EIGHT -- INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



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                             ARTICLE NINE -- PURPOSE

         This Corporation is authorized to conduct any and all lawful business, activity or enterprise for which corporations may be organized and exist under Nevada law.

              ARTICLE TEN -- AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         To the extent permitted under Nevada law, the Board of Directors shall also have the power and other authority to amend, alter, change or repeal any provision in the Corporation's Articles of Incorporation, including but not limited to forward-splitting and/or reverse-splitting the Corporation's stock.

              ARTICLE ELEVEN -- VOTING OF SHARES/CUMULATIVE VOTING

         In any election participated in by the shareholders, each shareholder shall have one (1) vote, either in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation. Cumulative voting of the shares of this Corporation shall not be permitted.

                  ARTICLE TWELVE -- CONTROL SHARES ACQUISITIONS

         The Corporation expressly opts-out of, or elects not to be governed by, the "Acquisition of Controlling Interest" provisions contained in NRS ss.ss.
78.378 through 78.3793 inclusive--all as permitted under NRS ss. 78.378.1.

                      ARTICLE THIRTEEN -- COMBINATIONS WITH
                             INTERESTED STOCKHOLDERS

         The Corporation expressly opts-out of, and elects not to be governed by, the "Combinations with Interested Stockholders" provisions contained in NRS ss.ss. 78.411 through 78.444, inclusive--all as permitted under NRS ss. 78.434.

                    ARTICLE FOURTEEN -- CONFLICTS OF INTEREST

         No contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm or corporation shall be



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affected by the fact that any director or officer of this Corporation is (a) a party to, or is interested in such contract, act or transaction; or (b) in some way connected with such person, firm or corporation or will benefit thereby. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

                   ARTICLE FIFTEEN -- MEETING OF SHAREHOLDERS

         At any meeting of the shareholders of this Corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum, and if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by these Articles of Incorporation.

         Unless otherwise set forth in the By-laws, if nothing material happens with respect to the business and operations of the Corporation during any fiscal year, the Board of Directors, in their discretion, shall not be required to call a shareholders' meeting each and every year for the sole purpose of electing new directors.

                           ARTICLE SIXTEEN -- BY-LAWS

         By-laws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under Nevada law.

         IN WITNESS WHEREOF, the undersigned sole director of the Corporation hereby executes these Restated Articles of Incorporation of THE ENTERTAINMENT INTERNET, INC., a Nevada corporation, on the 14th day of February, 2002.

                                                s/ RADD C. BERRETT
                                                --------------------------
                                                Radd Berrett


STATE OF UTAH              )
                           ) Ss
COUNTY OF SALT LAKE        )

         On this 14th day of February, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Radd Berrett, known to me to be the person who executed the foregoing Articles of Incorporation and who further acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.


         WITNESS my hand and official seal, the day and year first above written.



                                                 s/  NOTARY PUBLIC
                                                 --------------------------
                                                 NOTARY PUBLIC